Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of XTL Biopharmaceuticals Ltd of our report dated May 18, 2021 relating to the financial statements, which appears in XTL Biopharmaceuticals Ltd.’s Annual Report on Form 20-F/A for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel

June 2, 2021